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                                                                       EXHIBIT 2

                        CONSENT OF INDEPENDENT AUDITORS

We have read the Form 18-K of Canada Mortgage and Housing Corporation dated 9 June 2004. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the use of our report dated 25 February 2004 to the Minister of the Environment on the balance sheets of the Canada Mortgage and Housing Corporation as at 31 December 2003 and 2002 and the statements of income, retained earnings and cash flows for each of the years in the three year period ended 31 December 2003 that have been included in this annual report on Form 18-K under the Securities Exchange Act of 1934, and to the incorporation of such report in the Registration Statement of Canada Mortgage and Housing Corporation on file with the U.S. Securities and Exchange Commission.

This letter is provided to meet the requirements pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 and not for any other purpose.

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
/s/ Richard Flageole, FCA                          /s/ Jean-Guy Poulin, CA
-----------------------------------------          -----------------------------------------
Richard Flageole, FCA                              Jean-Guy Poulin, CA
Assistant Auditor General                          Mallette
for the Auditor General of Canada                  LLP

Ottawa, Canada                                     Quebec City, Canada
9 June 2004
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